Prudential Investment Portfolios, Inc.
For the fiscal period ended 9/30/2010
File Number 811-07343
Sub-Item 77D
Policies With Respect to Security Investment

PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
Prudential Asset Allocation Funds
Prudential Conservative Allocation Fund
Prudential Moderate Allocation Fund
Prudential Growth Allocation Fund

Supplement dated September 22, 2010 to the Prospectus dated December 1, 2009

At a recent meeting of the Board of Directors of the Prudential Investment Portfolios, Inc., the Board approved revisions to the customized blended benchmark of each of Prudential Conservative Allocation
Fund, Prudential Moderate Allocation Fund and Prudential
Growth Allocation Fund (individually, the
"Fund" and collectively, the "PAA Funds"). The Board has also approved setting a range around each Fund's target equity/fixed income allocation.

This supplement amends the Prospectus of the PAA Funds and is in addition to any existing supplement to the PAA Funds' Prospectus.


1. The description of the customized blended benchmark
2. for each of the PAA Funds set forth
under "Glossary - Fund Indexes" is hereby deleted and replaced with the following:

New Conservative Customized Blend.  The New Conservative
Customized Blend is a
model portfolio consisting of the Russell 3000 Index (24%), the MSCI EAFE Index
(10%), the Barclays Capital Aggregate Bond Index (29%), the
Merrill Lynch 1-3
Corporate Index (29%), the Standard & Poor's (S&P) Developed
BMI Property Net Index
(5%) and the 3-Month T-Bill (3%).  The New Conservative
Customized Blend does not
reflect deductions for any sales charges or operating expenses of a mutual fund. Source:
Lipper Inc.
New Moderate Customized Blend.  The New Moderate
Customized Blend is a model
portfolio consisting of the Russell 3000 Index (43%), the MSCI EAFE Index (15%), the
Barclays Capital Aggregate Bond Index (19%), the
Merrill Lynch 1-3 Corporate Index
(14%), the Standard & Poor's (S&P) Developed BMI
Property Net Index (5%) and the 3-
Month T-Bill (4%).  The New Moderate Customized
Blend does not reflect deductions
for any sales charges or operating expenses of a mutual fund. Source: Lipper Inc.
New Growth Customized Blend.  The New Growth
Customized Blend is a model
portfolio consisting of the Russell 3000 Index (58%), the MSCI EAFE ND Index (24%), the Barclays Capital U.S. Aggregate Index (8%), the Standard & Poor's (S&P) Developed
BMI Property Net Index (5%) and the 3-Month T-Bill (5%).
The New Growth
Customized Blend does not reflect deductions for any sales charges or operating expenses of a mutual fund. Source: Lipper Inc.
Old Conservative Customized Blend.  The Old
Conservative Customized Blend is a
model portfolio consisting of the Russell 3000 Index (25%), the MSCI EAFE Index
(10%), the Barclays Capital Aggregate Bond Index (30%), the Merrill Lynch 1-3
Corporate Index (30%) and the Standard & Poor's (S&P)
Developed BMI Property Net
Index (5%). The Conservative Customized Blend does not reflect deductions for any sales charges or operating expenses of a mutual fund.
Source: Lipper Inc.
Old Moderate Customized Blend.  The Old Moderate
Customized Blend is a model
portfolio consisting of the Russell 3000 Index (45%), the MSCI EAFE Index (15%), the
Barclays Capital Aggregate Bond Index (20%), the
Merrill Lynch 1-3 Corporate Index
(15%) and the Standard & Poor's (S&P) Developed BMI
Property Net Index (5%). The
Moderate Customized Blend does not reflect deductions for any sales charges or operating expenses of a mutual fund. Source: Lipper Inc.
Old Growth Customized Blend. The Old Growth Customized
Blend is a model
portfolio consisting of the Russell 3000 Index (60%), the MSCI EAFE ND Index (25%), the Barclays Capital U.S. Aggregate Index (10%), and the Standard and Poor's (S&P)
Developed BMI Property Net Index (5%). The Growth
Customized Blend does not
reflect deductions for any sales charges or operating expenses of a mutual fund. Source:
Lipper Inc.

Note: The Funds no longer utilize the "old" versions of the Blend Indexes for performance comparisons, and instead now utilize the "new" versions of the Blend
Indexes. The "old" versions have been discontinued because they did not include the Citigroup 3-Month T-Bill Index, while the "new" versions of each Blend Index include the Citigroup 3-Month T-Bill Index. The
Citigroup 3-Month T-Bill Index was added to reflect the recent addition of the Prudential Jennison
Market Neutral Fund as an
underlying fund investment for each of the three
Prudential Asset Allocation Funds.

3. In the section captioned "Summary:
4. Conservative Allocation Fund - Investments, Risks and Performance - Principle Investment Strategies", the second paragraph is hereby deleted and replaced with the following:
The Conservative Allocation Fund seeks to achieve its investment objective by investing primarily in Underlying Funds that invest in a diversified portfolio of fixed income and equity securities. The Fund under normal circumstances will invest approximately 60%
(which may range from 55% to 65% of assets) of its total assets in Underlying Funds that invest primarily in fixed-income securities and the remainder of the Fund's total assets in Underlying Funds that invest primarily in equity securities. The investment adviser will monitor the Fund's investments in Underlying Funds on a regular basis in order to maintain the approximate allocation to each asset class.
The Fund may be appropriate for
investors who need to draw income from investments while obtaining a measure of long-term capital growth to offset the risk of inflation.
The Fund's focus on bonds for greater
stability of principal also may make it suitable for conservative investors seeking income and modest growth and those concerned about market volatility.
3. In the section captioned "Summary:  Moderate
Allocation Fund - Investments, Risks and
Performance - Principle Investment Strategies", the second paragraph is hereby deleted and replaced with the following:
The Moderate Allocation Fund seeks to achieve its investment objective by investing primarily in Underlying Funds that invest in a diversified portfolio of fixed income and equity securities. Under normal circumstances, the Fund will invest approximately 65%
(which may range from 60% to 70% of assets) of its total assets in Underlying Funds that invest primarily in a diversified portfolio of equity securities, with the remainder invested in Underlying Funds that invest primarily in fixed income securities. The investment adviser will monitor the Fund's investments in Underlying Funds on a regular basis in order to maintain the approximate allocation to each asset class. The Fund may be appropriate for investors looking for a balance of long-term capital growth and current income, with some tolerance for investment risk and market volatility.
5. In the section captioned "Summary:
6. Growth Allocation Fund - Investments, Risks and
Performance - Principle Investment Strategies", the second paragraph is hereby deleted and replaced with the following:
The Growth Allocation Fund seeks to achieve its investment objective by investing primarily in Underlying Funds which invest in a diversified portfolio of equity securities.
Under normal circumstances, the Fund will invest approximately 90% (which may range from 85% to 95% of assets) of its total assets in Underlying Funds that invest primarily in a diversified portfolio of equity securities and the remainder in Underlying Funds that invest primarily in fixed-income securities.
The investment adviser will monitor the
Fund's investments in Underlying Funds on a regular basis in order to maintain the approximate allocation to each asset class.
The Fund may be appropriate for investors seeking long-term capital growth with a significant tolerance for investment risk and market volatility. In addition, investors who already have a diversified portfolio may find this allocation suitable as an additional growth component. LR345